UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

AMENDMENT NO. 1 TO
FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 24, 2009

SEARCHLIGHT MINERALS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-30995	98-0232244
(Commission File Number)	(IRS Employer Identification No.)

#120 - 2441 West Horizon Ridge Pkwy. Henderson, Nevada	89052
(Address of Principal Executive Offices)	(Zip Code)

(702) 939-5247
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment on Form 8-K/A amends the form 8-K of Searchlight Minerals Corp., a Nevada corporation (the “Company”), as filed on August 25, 2009 with the Securities and Exchange Commission, to clarify the description of the Company’s common stock purchase rights.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 3.03. MATERIAL MODIFICATION OT RIGHTS OF SECURITY HOLDERS

On August 24, 2009, the Company declared a dividend of one common stock purchase right (a “right”) for each outstanding share of common stock of the Company.  The dividend was paid on September 1, 2009 to the stockholders of record as of the close of business on the record date of August 24, 2009.

The rights have some anti-takeover effects and generally will cause substantial dilution to a person or group that attempts to acquire control of the Company without conditioning the offer on either redemption of the rights or amendment of the rights to prevent this dilution.  The rights are designed to provide additional protection against abusive or unfair takeover tactics, such as offers for all shares at less than full value or at an inappropriate time (in terms of maximizing long-term stockholder value), partial tender offers and selective open-market purchases.  The rights are intended to assure that the Company’s Board of Directors has the ability to protect stockholders and the Company if efforts are made to gain control of the Company in a manner that is not in the best interests of the Company and its stockholders.  The rights could have the effect of delaying, deferring or preventing a change of control that is not approved by the Company’s Board of Directors, which in turn could prevent the Company’s stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of the common stock.

The following is a summary description of the rights.  This summary is intended to provide a general description only and is subject to the detailed terms and conditions of the Rights Agreement with Empire Stock Transfer Inc., a Nevada corporation, as Rights Agent, dated August 24, 2009.  A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A.

1.  Issuance of Rights

Each holder of common stock as of the Record Date has received a dividend of one right per share of common stock.  One right will also be issued together with each share of common stock issued by the Company after the record date and prior to the distribution date for the rights (as described in Section 2 below).  New certificates for shares of common stock issued after the record date will contain a notation incorporating the Rights Agreement by reference.  The surrender for transfer of any certificates for shares of common stock, even without such notation, will also constitute the transfer of the rights associated with the shares of common stock represented by such certificate.

Until the distribution date:

•	the rights will not be exercisable;

•	the rights will be evidenced by the certificates for shares of common stock and not by separate rights certificates; and

•	the rights will be transferable by, and only in connection with, the transfer of shares of common stock.

2.  Distribution Date

The rights initially are not exercisable and are attached to and trade with the common stock outstanding as of, and all shares of common stock issued after, the record date, until after the distribution date.  As of, and after the distribution date, the rights will separate from the shares of common stock, and each right will become exercisable to purchase one share of common stock from the Company at a purchase price of $12.00 per share, subject to adjustment.

The distribution date is the earliest of:

•
10 days following a public announcement that a person or group of affiliated or associated persons (other than the Company or certain related entities) has become an acquiring person by acquiring beneficial ownership of 15% or more of the outstanding shares of common stock (or in the case of a person that had beneficial ownership of 15% or more of the outstanding shares of common stock on the date the Rights Agreement was executed, by obtaining beneficial ownership of any additional shares of common stock) other than as a result of repurchases of shares of common stock by the Company; or

•
10 business days (or such later date as may be determined by action of the Company’s Board of Directors prior to such time as any person becomes an acquiring person) after the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group (other than the Company or certain related entities)) of 15% or more of such outstanding shares of common stock.

The Rights Agreement exempts from the definition of acquiring person any person who the Board of Directors determines acquired in excess of 15% of the common stock inadvertently, if that person promptly divests itself of enough common stock to reduce the number of shares beneficially owned by that person to below the 15% threshold.

3.  Issuance of Rights Certificates

As soon as practicable following the distribution date, the Rights Agent will mail separate certificates evidencing the rights to holders of record of the common stock as of the close of business on the distribution date and, thereafter, such separate right certificates alone will evidence the rights.

4.  Expiration Date

The rights will expire on August 24, 2019 (subject to extension), unless the rights are earlier redeemed or exchanged by the Company, in each case as described below.

5.  Change of Exercise of Rights Following Certain Events

The following described events are referred to as triggering events:

(a) Flip-In Event

In the event that any person becomes an acquiring person, each holder of a right (except as otherwise provided in the Rights Agreement) will thereafter have the right to receive upon exercise that number of shares of common stock (or, in certain circumstances cash, property or other securities of the Company or a reduction in the purchase price) having a current per share market price of approximately two times the then current purchase price.

Following the occurrence of a person becoming an acquiring person, all rights that are, or (under certain circumstances specified in the Rights Agreement) were, or subsequently become beneficially owned by an acquiring person (or related persons and transferees) will be null and void.  The current per share market price of the shares of common stock on any date will be deemed to be the average of the daily closing prices per share of common stock for the 30 consecutive trading days immediately prior to such date.

(b) Flip-Over Events

In the event that, at any time after a person has become an acquiring person, (i) the Company engages in a merger or other business combination transaction in which the Company is not the continuing or surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the continuing or surviving corporation and the shares of common stock are changed into or exchanged, or (iii) 50% or more of the Company’s assets or earning power is sold, mortgaged or otherwise transferred, then each holder of a right (except rights which have previously been voided as set forth above) will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a current per share market price equal to approximately two times the purchase price of the right.

Each holder of a right will continue to have the right to exercise upon a Flip-Over Event whether or not that holder has exercised upon a Flip-In Event, but rights that are or were beneficially owned by an acquiring person may (under certain circumstances specified in the Rights Agreement) become null and void.

6.  No Stockholder Rights Prior to Exercise; Tax Considerations

Until a right is exercised, the holder will have no rights as a stockholder of the Company (beyond those as an existing stockholder), including the right to vote or to receive dividends.  While the distribution of the rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income if the rights become exercisable for shares of common stock, other securities of the Company or other consideration, or for common stock of an acquiring company.

The purchase price is payable by certified check, cashier’s check, bank draft or money order or, if so provided by the Company, the purchase price following the occurrence of a Flip-In Event and until the first occurrence of a Flip-Over Event may be paid in shares of common stock having an equivalent value.

7.  Adjustments

The Board of Directors of the Company may adjust the purchase price, and the number of shares of common stock or other securities or property issuable upon exercise of a right in order to prevent dilution which may occur (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the shares of common stock, (ii) upon the grant to holders of the common stock of certain rights or warrants to subscribe for or purchase common stock at a price, or securities convertible into common stock with a conversion price, less than the then current market price of the common stock or (iii) upon the distribution to holders of the common stock of evidences of indebtedness or assets (excluding regular periodic dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in such purchase price.  No fractional shares of common stock will be issued.  In lieu of fractional shares of common stock, an adjustment in cash will be made based on the market price of the common stock on the last trading day prior to the date of exercise or the number of shares of common stock to be issued will be rounded up to the nearest whole number, in the Company’s sole discretion.  No rights may be exercised that would entitle the holder thereof to any fractional shares of common stock unless concurrently therewith such holder purchases an additional fraction of a share of common stock which when added to the number of shares of common stock to be received upon such exercise, equals an integral number of shares of common stock.

8.  Redemption

At any time prior to such time as any person becomes an acquiring person, the Board of Directors of the Company may direct the Company to redeem the rights in whole but not in part, at a redemption price of $0.001 per right (payable in cash, common stock, or other consideration deemed appropriate by the Board of Directors).  Immediately upon any action of the Board of Directors ordering the redemption of the rights, the rights will terminate and thereafter the only right of the holders of rights will be to receive the redemption price.

9.  Grandfathered Stockholder Provision

However, with respect to any person who or which, together with all affiliates and associates of such person, was, as of August 24, 2009, the beneficial owner of 15% or more shares of common stock of the Company then outstanding (such person or persons being referred to in the Rights Agreement as a grandfathered person), the distribution date will not occur unless such grandfathered person has acquired beneficial ownership of shares of common stock representing 20% of the outstanding shares of common stock, or the grandfathered percentage.  However, in the event that any grandfathered person sells, transfers or otherwise disposes of any outstanding shares of common stock, the grandfathered percentage will become the lesser of the grandfathered percentage as in effect immediately prior to such transfer, or the percentage of outstanding shares of common stock that such grandfathered person beneficially owns immediately following such sale, transfer or disposition, plus an additional 1%.  In no event will the grandfathered percentage ever exceed 20%, and in the event that the grandfathered person becomes the beneficial owner of less than 15% of the outstanding shares of common stock, the grandfathered person will cease to be a grandfathered person and will be subject to all of the provisions of the Rights Agreement in the same manner as any person who is not and was not a grandfathered person.  Grandfathered persons may be deemed to include Nanominerals Corp., Ian R. McNeil, Carl S. Ager, Dr. Charles A. Ager and his wife, Carol Ager.  Nanominerals is the Company’s largest stockholder and is the registered owner of approximately 15% of the common stock. Ian R. McNeil and Carl S. Ager are officers and directors of the Company and are stockholders of Nanominerals.  Dr. and Mrs. Ager also are stockholders of Nanominerals, and Dr. Ager is the sole officer and director of Nanominerals.

10.  Exchange Feature

At any time after a person becomes an acquiring person and prior to the acquisition by such acquiring person of 50% or more of the outstanding shares of common stock, the Board of Directors of the Company may exchange the rights (other than rights owned by any acquiring person which have become void), in whole or in part, at an exchange ratio of one share of common stock per right (subject to adjustment).

11.  Independent Review

Following the adoption of the Rights Agreement, a committee comprised of independent members of the Company’s Board of Directors will review the Rights Agreement to determine whether the maintenance of the Rights Agreement continues to be in the best interests of the Company and its stockholders.  Such review will occur periodically, but at least every three years.

12.  Amendments

Other than amendments that would change the redemption price or move to an earlier date the final expiration date of the rights, the terms of the rights may be amended by the Board of Directors of the Company without the consent of the holders of the rights, with appropriate exceptions for any person then beneficially owning a percentage of the number of shares of common stock then outstanding equal to or in excess of the new threshold, except that from and after the distribution date no such amendment may adversely affect the interests of the holders of the rights.

ITEM 9.01                                FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit 4.1
Stockholder Rights Agreement between Searchlight Minerals Corp. and Empire Stock Transfer Inc. as Rights Agent, dated as of August 24, 2009 (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A of Searchlight Minerals Corp., dated as of August 25, 2009 (Commission File No. 00030995))

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 24, 2009
SEARCHLIGHT MINERALS CORP.

By:	/s/ Ian R. McNeil
Ian R. McNeil
President

EXHIBIT INDEX

Exhibit No.	Description
4.1
Stockholder Rights Agreement between Searchlight Minerals Corp. and Empire Stock Transfer Inc. as Rights Agent, dated as of August 24, 2009 (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A of Searchlight Minerals Corp., dated as of August 25, 2009 (Commission File No. 000-30995)).